UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 8, 2006
PROLINK HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-25007	65-0656268

(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane, Chandler, AZ	85224

(Address of Principal Executive Offices)	(Zip Code)
(480) 961-8800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 8, 2006, the Registrant entered into an Amended and Restated Exclusive Licensing and Distribution Agreement (the “Restated Agreement”) with Elumina Iberica, S.A., a Spanish company (“Elumina”). Elumina has been the European and Middle Eastern distributor for the Registrant’s products since October 29, 2004 pursuant to the original Exclusive Licensing and Distribution Agreement. The Restated Agreement expands Elumina’s exclusive territory to include China, Malaysia, Singapore, Thailand and South Korea, details performance requirements for such territories and provides funds to distributors for marketing in the assigned territory based on sales. The Restated Agreement is for a period of five years with an automatic extension of three years, in the event certain conditions are satisfied at such time.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2006	PROLINK HOLDINGS CORP.

	By:	/s/ Lawrence D. Bain
	Name:	Lawrence D. Bain
	Title:	President and Chief Executive Officer